FOR IMMEDIATE RELEASE

FOR MORE INFORMATION, CONTACT:

BARRY A. ROTHMAN
VISUAL DATA CORPORATION
954-917-6655
BROTHMAN@VDAT.COM

                VISUAL DATA CORPORATION ANNOUNCES NAME CHANGE TO
         ONSTREAM MEDIA CORPORATION AND TRADING SYMBOL CHANGE TO "ONSM"

Pompano Beach, FL - January 4, 2005 - Visual Data Corporation (Nasdaq: VDAT), a business services provider of video and rich media communication, webcasting and digital asset management services, today reported that effective with the open of business on Wednesday, January 5, 2005, the company's name will change to Onstream Media Corporation and the trading symbol for the company's common stock will change to "ONSM". The new CUSIP number for the company's common stock will be 682875 10 9.

ABOUT VISUAL DATA CORPORATION

Visual Data Corporation, soon to be known as Onstream Media Corporation, is a business services provider that specializes in video and rich media communication, webcasting and digital asset management services. Utilizing processing and distribution software, Visual Data provides encoding, editing, indexing and querying services. Visual Data 's objectives in this service segment of its business continues to be the building of a fully robust, comprehensive Digital Asset Management (DAM) feature set that virtually any company, government agency or other enterprise having a need to manage rich media content will be able to utilize in an affordable and highly secure environment.

This press release contains forward-looking statements, some of which may relate to Visual Data Corporation, and which involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward looking statements as a result of certain factors, including those set forth in Visual Data Corporation's filings with the Securities and Exchange Commission.

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